BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

12/18/2020 1:37:02 PM

Work Order Number:	W2020121800231
Reference Number:	20201110103
Through Date:	12/18/2020 1:37:02 PM
Corporate Name:	BLUE CHIP CAPITAL GROUP, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20201110068	Articles of Incorporation-For-Profit	2

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Ashley Pion
Certificate Number: B202012181289974
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number E11100692020-2
Barbara K. Cegavske	Filing Number 20201110068
Secretary of State State Of Nevada	Filed On 12/17/2020 2:48:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

BLUE CHIP CAPITAL GROUP, INC.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Paracorp Incorporated

Name of Registered Agent OR Title of Office or Position with Entity

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (If different from street address) ______ City ______ Nevada Zip Code ______

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

x ______ for Paracorp Incorporated 12/17/2020

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Joseph Richard Moran — Country: USA
Street Address: 6445 Bandini Blvd. City: Los Angeles State: CA Zip/Postal Code: 90040

2) Name ______ Country ______
Street Address ______ City ______ State ______ Zip/Postal Code ______

3) Name ______ Country ______
Street Address ______ City ______ State ______ Zip/Postal Code ______

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of Incorporation: Nevada

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: ___ Par value: $ ___ Number of Common shares with Par value: 400,000,000 Par value: $ 0.0001000000 Number of Preferred shares with Par value: 10,000,000 Par value: $ 0.0001000000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.**	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Joseph Richard Moran Country: USA Address: 6445 Bandini Blvd. City: Los Angeles State: CA Zip/Postal Code: 90040 X [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Authorized Shares: The authorized shares of capital stock is 410,000,000 shares, par value $0.0001 consisting of: (i) 400,000,000 shares of common stock, par value $0.0001 (Common Stock); and (ii) 10,000,000 shares of preferred stock, par value $0.0001 (Preferred Stock), which may be issued in one or more series having the designations, preferences, rights, qualifications, limitations and restrictions as may be determined by the Corporation's Board of Directors, without any action by stockholders, in accordance with the provisions of the Nevada Revised Statutes (NRS). The Corporation hereby authorizes 1,000,000 shares of Preferred Stock designated as Series A Voting Preferred Stock having designations, preferences, rights, qualifications, limitations and restrictions set forth in the attached Certificate of Designation of the Series A Voting Preferred Stock (Series A Preferred Certificate of Designation) which has been adopted by all necessary action required under the NRS by the Corporation and its Board of Directors effective this 17th day of December 2020.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **BLUE CHIP CAPITAL GROUP, INC.** did, on 12/17/2020, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/18/2020.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202012181289935

You may verify this certificate online at http://www.nvsos.gov